UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8‑K CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
April 23, 2019
(Date of Report (date of earliest event reported)

IRIDEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-27598	77-0210467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1212 Terra Bella Avenue Mountain View, California 94043
(Address of principal executive offices, including zip code)
(650) 940-4700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  Appointment of Directors

On April 23, 2019, the Company appointed Scott Shuda to the board of directors (the “Board”) of Iridex Corporation (the “Company”), effective April 23, 2019 (the “Effective Date”).  In connection with Mr. Shuda’s appointment to the Board the size of the Board was increased from seven to eight members as of the Effective Date.

Mr. Shuda will receive standard compensation available to non-employee members of the Board and committees of the Board and each will receive an option to purchase 15,000 shares of the Company’s common stock which vests in equal monthly installments over four years following the effective date of the grant.  In addition, it is expected that Mr. Shuda will execute the Company’s standard form of indemnification agreement.

Mr. Shuda has been a member of the Board of Directors of InfuSystem Holdings, Inc. (“InfuSystem”), a provider of ambulatory infusion pumps, since September 2016, and was elected Chairman of the Board of InfuSystem in December 2018. Mr. Shuda is a Managing Director and Co-founder of Meridian OHC Partners, LP (“Meridian”) and BlueLine Partners, LLC (“BlueLine”), investment firms that focus on publicly listed technology and healthcare companies. Mr. Shuda previously served on our Board, from December 2012 to April 2017. Mr. Shuda holds both a Juris Doctor degree and a Masters of Business Administration degree from Georgetown University.

Mr. Shuda has extensive experience with the medical devices industry. He brings more than 20 years of professional experience in law, technology and entrepreneurial endeavors in the industry, including transactions that range from initial public offerings and venture financings to mergers and acquisitions.

There are no arrangements or understandings between Mr. Shuda and any other person pursuant to which Mr. Shuda was elected as director of the Company.  There are no family relationships between Mr. Shuda and any director or executive officer of the Company, and, other than as described above, no transactions involving Mr. Shuda that would require disclosure under Item 404(a) of Regulation S-K.

The Company’s press release dated April 29, 2019 regarding Mr. Shuda’s appointments is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1*	Form of Indemnification Agreement between the Company and its directors and officers.
99.1	Press Release dated April 29, 2019.

* Incorporated by reference to the Exhibits filed with the Registrant’s Report on Form 8-K on July 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDEX CORPORATION

By:	/s/ William M. Moore
William M. Moore President and Chief Executive Officer

Date: April 29, 2019

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